Exhibit 10.31

AMENDMENT NO. 14 TO LOAN AGREEMENT
(CVTI/Covenant Transport)

THIS AMENDMENT NO. 14 TO LOAN AGREEMENT, dated as of December 4, 2007 (the “Amendment”), is entered into by and among THREE PILLARS FUNDING LLC, formerly known as Three Pillars Funding Corporation, as lender (“Three Pillars”), SUNTRUST ROBINSON HUMPHREY, INC., formerly known as SunTrust Capital Markets, Inc., as administrator (the “Administrator”), CVTI RECEIVABLES CORP. (“CVTI”), and COVENANT TRANSPORTATION GROUP, INC., formerly known as Covenant Transport, Inc., a Nevada corporation, (“Covenant”).  Capitalized terms used and not otherwise defined herein are used as defined in the Loan Agreement, dated as of December 12, 2000 among Three Pillars, the Administrator, CVTI and Covenant (as amended to date, the “Loan Agreement”).

WHEREAS, the parties hereto desire to further amend the Loan Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.                                Amendments to the Loan Agreement.

(a)           The definition of “Scheduled Commitment Termination Date” in Section 1.1 of the Loan Agreement is hereby deleted and replaced with the following:

“Scheduled Commitment Termination Date:  June 4, 2008.”

(b)           Section 2.1 of the Loan Agreement is hereby deleted and replaced with the following:

“On the terms and subject to the conditions set forth in this Agreement, Lender agrees to make loans to Borrower on a revolving basis from time to time (the “Lender’s Commitment”) before the Commitment Termination Date in such amounts as may be from time to time requested by Borrower pursuant to Section 2.2; provided, however, that the aggregate principal amount of all Loans from time to time outstanding hereunder shall not exceed the lesser of (a) $60,000,000 (the “Facility Limit”) and (b) the Borrowing Base.  Within the limits of Lender’s Commitment, Borrower may borrow, prepay and reborrow under this Section 2.1.”

         (c)           Section 10.2(c) of the Loan Agreement is hereby deleted and replaced with the following:

“(c)	Default Ratio. The Default Ratio shall be equal to or exceed 1.0% on a rolling three month average basis.”

                 (d)           Section 10.2(d) of the Loan Agreement is hereby deleted and replaced with the following:

“(d)	Delinquency Ratio. The Delinquency Ratio shall be equal to or exceed 1.85% on a rolling three month average basis.”

                 (e)           Section 10.2(e) of the Loan Agreement is hereby deleted and replaced with the following:

“(e)	Dilution Ratio. The Dilution Ratio shall be equal to or exceed 1.25% on a rolling three month average basis.”

                 (f)           Section 10.2(f) of the Loan Agreement is hereby deleted and replaced with the following:

“(f)	Accounts Receivable Turnover Ratio. The Accounts Receivable Turnover Ratio is less than 7.50 for any Due Period.”

                 (g)           Section 11.7(h) of the Loan Agreement is hereby deleted and replaced with the following:

“(h)
Covenant Nevada shall fail to pay any Debt in excess of $5,000,000 when due or a default shall have occurred (regardless of whether or not such default has been waived or is continuing) with respect to any such Debt.

SECTION 2.                                Effect of Amendment.

Except as modified and expressly amended by this Amendment, the Loan Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.  This Amendment shall be effective as of the date (the “Effective Date”) on which each of the parties hereto delivers to the Administrator a fully executed original of this Amendment, the Administrator shall have received from CVTI a fully executed original of the Second Amended and Restated Lender Note, dated the date hereof, and of the Second Amended and Restated Fee Letter, dated as of the date hereof.  On and after the Effective Date, all references in the Loan Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import refer to the Loan Agreement as amended by this Amendment.

SECTION 3.                                Binding Effect.

This Amendment shall be binding upon and inure to the benefit of the parties to the Loan Agreement and their successors and permitted assigns.

SECTION 4.                                Governing Law.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 5.                                Execution in Counterparts; Severability.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

THREE PILLARS:	THREE PILLARS FUNDING LLC

	By:	/s/ Doris J. Hearn
Title: Vice President

THE BORROWER:	CVTI RECEIVABLES CORP.

	By:	/s/ M. David Hughes
Title: Treasurer

THE ADMINISTRATOR:	SUNTRUST ROBINSON HUMPHREY, INC.

	By:	/s/ Michael G. Maza
Title: Managing Director

THE MASTER SERVICER:	COVENANT TRANSPORTATION GROUP, INC., a Nevada holding corporation

	By:	/s/ M. David Hughes
Title: Treasurer

 (Signature Page to Amendment No. 14 to Loan Agreement (CVTI/Covenant Transport))

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